EX-99.b
                                                              Form 10-K for 1997
                                                                 File No. 1-8610






                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                ------------------

                                    FORM 11-K

                                  ANNUAL REPORT

                                ------------------


                       Pursuant to Section 15(d) of the
                       Securities Exchange Act of 1934


                 For the fiscal year ended December 31, 1997


                        Commission File Number l-8610


                       ------------------------------------

                          SBC SAVINGS AND SECURITY PLAN

                       ------------------------------------



                           SBC COMMUNICATIONS INC.


                   175 E. Houston, San Antonio, Texas 78205

            Financial Statements, Supplemental Schedules and Exhibits

                              Table of Contents
                                                                            Page


Report of Independent Auditors...............................................  1

Financial Statements:

      Statement of Net Assets Available for Plan Benefits as of
      December 31, 1997......................................................  2

      Statement of Net Assets Available for Plan Benefits as of
      December 31, 1996......................................................  4

      Statement of Changes in Net Assets Available for Plan Benefits for the
      Year Ended December 31, 1997...........................................  6

      Statement of Changes in Net Assets Available for Plan Benefits for the
      Year Ended December 31, 1996...........................................  8

      Notes to Financial Statements.......................................... 10

Supplemental Schedules:

      Item 27a - Schedule of Assets Held for Investment Purposes............. 14

      Item 27b - Schedule of Loans and Fixed Income Obligations...............16

      Item 27d - Schedule of Reportable Transactions......................... 17

Exhibits:

      23.b  Consent of Ernst & Young LLP

                      REPORT OF INDEPENDENT AUDITORS


Benefit Plan Committee of the
   SBC Savings and Security Plan


We have audited the accompanying statements of net assets available for plan benefits of the SBC Savings and Security Plan (the Plan) as of December 31, 1997 and 1996, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan at December 31, 1997 and 1996, and the changes in its net assets available for plan benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes and of loans or fixed income obligations as of December 31, 1997, and reportable transactions for the year then ended, are presented for purposes of complying with Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the basic financial statements. The fund information in the statements of net assets available for plan benefits and the statements of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in our audits of the basic financial statements and in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


San Antonio, Texas
June 19, 1998

                                       SBC SAVINGS AND SECURITY PLAN
                           STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                            DECEMBER 31, 1997
                                          (Dollars in Thousands)


                          Employee
                            Stock     SBC        Diversified Interest   Asset    Global
                         Ownership   Shares  Bond   Equity   Income   Allocation Equity   Loan
                            Plan     Fund    Fund  Portfolio  Fund      Fund     Fund     Fund    Total
                           -------  -------  ------  -------- -------  -------  ------  -------   -------
Assets

Investments:
SBC common
shares:
  Allocated              $ 428,507 $     - $     - $       - $     - $      - $     - $      - $ 428,507
  Unallocated              122,189       -       -         -       -        -       -        -   122,189
  Other                         -  701,288       -         -       -        -       -        -   701,288
Barclays Global
Investors Government/
  Corporate Bond Index F        -        -   4,672         -       -        -       -        -     4,672
Barclays Global Investors
  Equity Index Fund F           -        -       -   111,746       -        -       -        -   111,746
Contracts with insurance
  companies and other
  financial institutions        -        -       -         - 161,250        -       -        -   161,250
Barclays Global Investors
  U.S. Tactical Asset
  Allocation Fund F             -        -       -         -       -    4,710       -        -     4,710
Barclays Global Investors
  U.S. Equity Market Fund F     -        -       -         -       -        -   8,446        -     8,446
Barclays Global Investors
  EAFE Equity Index Fund E      -        -       -         -       -        -   2,327        -     2,327
Loans to plan participants      -        -       -         -       -        -       -   89,538    89,538
Temporary cash investments  7,049   13,645       3        62  10,801        2       6       14    31,582
                           -------  -------  ------  -------- -------  -------  ------  -------  -------
    Total Investments      557,745  714,933  4,675   111,808  172,051   4,712  10,779   89,552 1,666,255
                           -------  -------  ------  -------- -------  -------  ------  -------  -------

Contributions
receivable:
  Employer                  4,770        -       -         -       -        -       -        -     4,770
                           -------  -------  ------  -------- -------  -------  ------  -------  -------

  Total Contributions
  Receivable                4,770        -       -         -       -        -       -        -     4,770
                           -------  -------  ------  -------- -------  -------  ------  -------  -------



                                   SBC SAVINGS AND SECURITY PLAN
                        STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                         DECEMBER 31, 1997
                                       (Dollars in Thousands)


                      Employee
                        Stock     SBC        Diversified  Interest  Asset    Global
                      Ownership  Shares  Bond   Equity    Income Allocation  Equity  Loan
                        Plan     Fund    Fund  Portfolio   Fund    Fund      Fund    Fund      Total
                       -------- ------- ------  --------  ------  --------  ------  ------   --------
  (Continued)

Dividends and
  interest receivable      34       75       -         1        6       -       -      -          116
Transfers receivable from
  other funds and plans     -      572      26         -        -      47       -    110          755
Receivable for
  investments sold        110      802       -        57        -       -       1      -          970
                      -------- -------  ------  --------  ------  --------  ------  ------   --------

  Total Assets        562,659  716,382   4,701   111,866  172,057   4,759  10,780 89,662    1,672,866
                      -------- -------  ------  --------  ------  --------  ------  ------   --------


LIABILITIES

Transfers payable
  to other funds and plans  -       96       1        33      647        1       -      -         778
Payable for
  investments purchased     -    3,046      23         -      891       46       -      -       4,006
Administrative expenses    53       93       1        16       27        1       2      -         193
Interest payable        2,750        -       -         -        -        -       -      -       2,750
Current portion of
  long-term debt       23,469        -       -         -        -        -       -      -      23,469
Other payables              -       76       -         -        -        -       -      -          76
Long-term debt         40,402        -       -         -        -        -       -      -      40,402
                      -------- -------  ------  --------  ------ --------  ------  ------    --------
  Total Liabilities    66,674    3,311      25        49    1,565       48       2      -      71,674
                      -------- -------  ------  --------  ------  --------  ------  ------   --------

Net Assets Available
for Plan Benefits    $495,985 $713,071  $4,676 $ 111,817 $170,492  $ 4,711 $10,778 $89,662 $1,601,192
                      ======== =======  ======  ========  ======  ========  ======  ======  ========


See Notes to Financial Statements.



                                    SBC SAVINGS AND SECURITY PLAN
                          STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                           DECEMBER 31, 1996
                                        (Dollars in Thousands)


                          Employee
                           Stock     SBC         Diversified Interest  Asset    Global
                          Ownership Shares   Bond  Equity    Income Allocation  Equity  Loan
                            Plan    Fund     Fund Portfolio   Fund     Fund      Fund   Fund    Total
                           ------- ------  ------- --------  ------  -------   ------- ------    -------
ASSETS

Investments:
SBC common shares:
  Allocated              $ 273,646 $     - $     - $       - $     - $      - $      - $     - $  273,646
  Unallocated              126,625       -       -         -       -        -        -       -    126,625
  Other                         -  530,221       -         -       -        -        -       -    530,221
Barclays Global
  Investors Government/
  Corporate Bond Index
  Fund E                         -       -    3,221        -       -        -        -       -      3,221
Barclays Global
  Investors Equity
  Index Fund E                   -       -        -   57,670       -        -        -       -     57,670
Contracts with insurance
  companies and other
  financial institutions         -       -        -        - 168,002        -        -       -    168,002
Barclays Global
  Investors U.S. Tactical        -       -        -        -       -    1,448        -       -      1,448
  Asset Allocation Fund E
Barclays Global
  Investors U.S. Equity          -       -        -        -       -        -    2,536       -      2,536
  Market Fund E
Barclays Global
  Investors EAFE Equity          -       -        -        -       -        -      843       -        843
  Index Fund E
Loans to plan participants       -       -        -        -       -        -        -  74,394     74,394
Temporary cash
  investments                6,360   2,903        1        8   1,057        -        1       9     10,339
                           -------  ------  ------- --------  ------  -------  -------  ------   -------
    Total Investments      406,631 533,124    3,222   57,678 169,059    1,448    3,380   74,403 1,248,945
                           -------  ------  ------- --------  ------  -------  -------  ------   -------


Contributions
receivable:
  Participant                    -       -        -        -       -        -        -       -          -
  Employer                   4,294       -        -        -       -        -        -       -      4,294
                           -------  ------  ------- --------  ------  -------  -------  ------   -------

    Total Contributions
    Receivable               4,294       -        -        -       -        -        -       -      4,294
                           -------  ------  ------- --------  ------  -------  -------  ------   -------



                                        SBC SAVINGS AND SECURITY PLAN
                              STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                           DECEMBER 31, 1996
                                         (Dollars in Thousands)



                            Employee
                             Stock    SBC         Diversified  Interest  Asset   Global
                            Ownership Shares  Bond  Equity     Income Allocation Equity  Loan
                             Plan     Fund    Fund  Portfolio   Fund    Fund     Fund     Fund      Total
                            -------- ------  ------  --------  ------  -------  ------  -------    -------
(Continued)

Dividends and interest
  receivable                     30       21       -        1        8        -       1      536         597
Transfers receivable from
  other funds and plans           -        -       1      109      324        -      67        -         501
Receivable for
  investments sold              200        -       -       11        -        1       -        -         212
                            --------  ------  ------ --------   ------  -------  ------  -------    -------
  Total Assets              411,155  533,145   3,223   57,799  169,391    1,449   3,448   74,939   1,254,549
                            --------  ------  ------ --------   ------  -------  ------  -------    -------


LIABILITIES

Transfers payable to other
  funds and plans                 -      733       -        -        -        -       -      178         911
Payable for investments
  purchased                       -        -       -        -      819        -       3        -         822
Administrative expenses          39       86       1        6       31        -       -        -         163
Interest payable              3,707        -       -        -        -        -       -        -       3,707
Current portion of
  long-term debt             22,281        -       -        -        -        -       -        -      22,281
Other payables                    -        -       1        2        -        -       -        -           3
Long-term debt               63,870        -       -        -        -        -       -        -      63,870
                            --------  ------  ------ --------   ------  -------  ------  -------    -------
  Total Liabilities          89,897      819       2        8      850        -       3      178      91,757
                            --------  ------  ------ --------   ------  -------  ------  -------    -------


Net Assets Available for
  Plan Benefits           $ 321,258 $532,326  $3,221  $57,791 $168,541  $ 1,449 $ 3,445 $ 74,761 $ 1,162,792
                            ========  ======  ====== ========   ======  =======  ======  =======    =======


See Notes to Financial Statements.


                                         SBC SAVINGS AND SECURITY PLAN
                       STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                    FOR THE YEAR ENDED DECEMBER 31, 1997
                                           (Dollars in Thousands)


                              Employee
                               Stock    SBC        Diversified  Interest  Asset   Global
                              Ownership Shares  Bond   Equity  Income  Allocation  Equity  Loan
                               Plan     Fund    Fund  Portfolio   Fund    Fund     Fund    Fund        Total
                              -------- ------  ------  --------  ------  -------- -------  ------     -------
   Net Assets Available
   for Plan Benefits,
   December 31, 1996        $ 321,258 $532,326 $3,221  $ 57,791 $168,541  $1,449 $  3,445 $ 74,761 $1,162,792

   Additions to Net Assets:
     Contributions and transfers:
       Participant contributions    -   32,716    652    10,759   14,669     519    1,443        -     60,758
       Employer contributions  17,309       -       -         -       -        -        -        -     17,309
     Transfers of
       participants'
       balances - net               -  (33,456)   750    24,675   (8,390)  2,278    4,924    9,606        387
     Forfeitures                   62       -       -         -       -        -        -        -         62
     Loan transfer             22,281       -       -         -       -        -        -        -     22,281
                              --------  ------  ------  --------  ------  -------- -------  ------    -------
                               39,652     (740) 1,402    35,434    6,279   2,797    6,367    9,606    100,797
                              --------  ------  ------  --------  ------  -------- -------  ------    -------

   Investment Income:
     Dividends on SBC
       common shares           13,533   17,729      -         -       -        -        -        -     31,262
     Other dividends                -        -      -         -       -        -        -        -          -
     Interest                     254      544      1        13   10,616       1        2    6,920     18,351
                              --------  ------  ------  --------  ------  -------- -------  ------    -------
                               13,787   18,273      1        13   10,616       1        2    6,920     49,613
                              --------  ------  ------  --------  ------  -------- -------  ------    -------
   Net appreciation in
     value of investments     162,066  209,642    350    22,484       -      624    1,331        -    396,497
                              --------  ------  ------  --------  ------  -------- -------  ------    -------

     Total Net Additions      215,505  227,175  1,753    57,931   16,895   3,422    7,700   16,526    546,907
                              --------  ------  ------  --------  ------  -------- -------  ------    -------



                                               SBC SAVINGS AND SECURITY PLAN
                                 STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                              FOR THE YEAR ENDED DECEMBER 31, 1997
                                                    (Dollars in Thousands)


                              Employee
                               Stock    SBC           Diversified Interest Asset    Global
                              Ownership Shares  Bond    Equity    Income Allocation Equity   Loan
                               Plan     Fund    Fund    Portfolio Fund     Fund     Fund    Fund      Total
                              --------  ------  ------  --------  ------  -------  -------  ------    -------
   (Continued)

   Deductions from Net
     Assets:
     Administrative expenses      488     865       6       146      266      12       17        -       1,800
     Forfeitures                   62       -       -         -        -       -        -        -          62
     Interest expense           5,979       -       -         -        -       -        -        -       5,979
     Loan payment-principal    22,281       -       -         -        -       -        -        -      22,281
     Distributions to
       participants            11,968   45,565    292     3,759   14,678     148      350    1,625      78,385
                              --------  ------  ------  --------  ------  -------  -------  ------    -------
     Total Deductions          40,778   46,430    298     3,905   14,944     160      367    1,625     108,507
                              --------  ------  ------  --------  ------  -------  -------  ------    -------


   Net Assets Available
     for Plan Benefits,
     December 31, 1997      $ 495,985 $713,071 $4,676 $ 111,817 $170,492 $ 4,711 $ 10,778 $ 89,662  $1,601,192
                              ========  ======  ======  ========  ======  =======  =======  ======    =======


   See Notes to Financial Statements.


                                                  SBC SAVINGS AND SECURITY PLAN
                                 STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                             FOR THE YEAR ENDED DECEMBER 31, 1996
                                                    (Dollars in Thousands)


                             Employee
                               Stock     SBC         Diversified Interest  Asset    Global
                             Ownership  Shares  Bond   Equity    Income  Allocation  Equity  Loan
                               Plan     Fund    Fund Portfolio    Fund     Fund      Fund    Fund      Total
                              --------  ------ ------  --------  ------  -------  -------    ------    -------
   Net Assets Available
   for Plan Benefits,
   December 31, 1995        $ 349,252 $595,944  $3,059 $  30,667 $170,734 $     - $      - $ 52,562 $1,202,218

   Additions to Net Assets:
     Contributions and transfers:
       Participant contributions    -   32,510     658     6,310   15,436      87      221        -     55,222
       Employer contributions  17,428       -        -         -       -        -        -        -     17,428
     Transfers of
       participants'
       balances - net               -  (22,733)   (440)   14,309  (13,798)  1,295    3,046   18,905        584
     Forfeitures                   85        -       -         -       -        -        -       -          85
     Loan transfer             21,174        -       -         -       -        -        -       -      21,174
                              --------  ------  ------  --------  ------  -------  -------   ------   -------
                               38,687    9,777     218    20,619    1,638   1,382    3,267   18,905     94,493
                              --------  ------  ------  --------  ------  -------  -------   ------   -------

   Investment Income:
    Dividends on SBC
      common shares            13,295   17,612       -         -        -       -        -        -     30,907
    Other dividends                 -        -       -         -        -       -        -        -          -
    Interest                      222      254     107       416   10,353       -        1    4,383     15,736
                              --------  ------  ------  --------  ------  -------  -------   ------   -------
                               13,517   17,866     107       416   10,353       -        1    4,383     46,643
                              --------  ------  ------  --------  ------  -------  -------   ------   -------
   Net appreciation
    (depreciation) in
    value of investments      (42,561) (56,379)    (15)    8,157        -      73      183        -    (90,542)
                              --------  ------  ------  --------  ------  -------  -------   ------   -------
     Total Net Additions        9,643  (28,736)    310    29,192   11,991   1,455    3,451   23,288     50,594
                              --------  ------  ------  --------  ------  -------  -------   ------   -------




                                                  SBC SAVINGS AND SECURITY PLAN
                                STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                              FOR THE YEAR ENDED DECEMBER 31, 1996
                                                    (Dollars in Thousands)


                               Employee
                                 Stock    SBC          Diversified  Interest  Asset    Global
                              Ownership  Shares   Bond    Equity   Income  Allocation  Equity  Loan
                                Plan     Fund    Fund    Portfolio Fund     Fund       Fund    Fund    Total
                                -------- ------- ------  --------  ------  -------  ------- -------    -------
     (Continued)

     Deductions from Net
       Assets:
       Administrative expenses      256      523      5        56      199       1        1       -       1,041
       Forfeitures                   85        -      -         -       -        -        -       -          85
       Interest expense           7,867        -      -         -       -        -        -       -       7,867
       Loan payment-principal    21,174        -      -         -       -        -        -       -      21,174
       Distributions to
         participants             8,255   34,359    143     2,012    3,985       5        5   1,089      59,853
                                -------- -------  ------  --------  ------  -------  ------- -------   -------
       Total Deductions          37,637   34,882    148     2,068   14,184       6        6   1,089      90,020
                                -------- -------  ------  --------  ------  -------  ------- -------   -------

     Net Assets Available
      for Plan Benefits,
      December 31, 1996       $ 321,258 $532,326 $3,221 $  57,791 $168,541 $ 1,449 $  3,445 $74,761 $ 1,162,792
                                ======== =======  ======  ========  ======  =======  ======= =======   =======


    See Notes to Financial Statements.


                              SBC SAVINGS AND SECURITY PLAN
                              NOTES TO FINANCIAL STATEMENTS
                     (Dollars in Thousands, Except per Unit Amounts)


1. Plan Description - The SBC Savings and Security Plan (Plan) was established by SBC Communications Inc. (SBC) to provide a convenient way for eligible employees to save for retirement on a regular and long-term basis. The majority of eligible employees are represented by the Communications Workers of America. The following description of the Plan provides only general information. The Plan has detailed provisions covering participant eligibility, participant allotments from pay, participant withdrawals, participant loans, employer contributions and related vesting and Plan expenses. The Plan text and prospectus include complete descriptions of these and other Plan provisions.

     During 1997 and 1996, participants could invest their contributions in the SBC Shares Fund, the Bond Fund, the Diversified Equity Portfolio, the Interest Income Fund, the Asset Allocation Fund, the Global Equity Fund or among selected funds, in 1% increments. The Asset Allocation Fund and the Global Equity Fund were established as investment options in mid-1996.

     In 1989, SBC's Board of Directors authorized the establishment of a leveraged Employee Stock Ownership Plan (ESOP), which became a part of the existing Plan effective October 1, 1989. Company matching contributions are made solely in the form of shares of SBC's common stock held in the ESOP.

     The Plan prefunded the ESOP by borrowing $165.0 million through the issuance of 8.49% Guaranteed Non-Salaried Employees' ESOP Notes due 2000, the repayment of which is guaranteed by SBC. On February 27, 1990, the Plan issued an additional $45.0 million of 9.40% Guaranteed Non-Salaried Employees' ESOP Notes due 2000, the repayment of which is also guaranteed by SBC. Funds borrowed by the Plan were used to purchase shares of SBC's common stock held in the open market (Financed Shares), which act as collateral for reimbursement to SBC for any payments it makes under its guarantee of the ESOP Notes. Dividends on Financed Shares and employer cash contributions are used by the Plan to make the required principal and interest payments on the ESOP Notes. As the ESOP Notes are paid down, the Financed Shares are released from the collateral. The Financed Shares are allocated to participants' accounts in the form of a company matching contribution. In lieu of dividends on Financed Shares previously allocated to participants, additional Financed Shares are allocated to participants' accounts. Effective January 1, 1993, the interest rate on the 8.49% notes was reduced to 8.41% as a result of a change in the federal tax rate.

     To the extent insufficient shares have been released through payments on outstanding notes net of amounts refinanced, additional employer contributions are made to the ESOP to purchase shares necessary to meet any shortfall in the company match or in the shares issued in lieu of dividends. Dividends on these shares are used to acquire additional shares which are allocated to participants' accounts in the ESOP. Should shares released exceed the required company matching contribution, the excess is considered an additional employer contribution and is allocated to participants' accounts based on each participant's proportionate share of actual plan year ESOP contributions.

     Bankers Trust Company is the Trustee for the Plan.

     Effective August 5, 1996, the valuation of the Plan funds went from a monthly valuation to a daily valuation. Concurrent with this change, income earned on the underlying investments in Barclays Global Investors (formerly BZW Barclays) investment funds are no longer reported separately but are reflected through increases in the unit values of these funds. Such increases are included in appreciation in the value of investments on the Statement of Changes in Net Assets Available for Plan Benefits.

     Effective March 24, 1997, dividends on shares in the SBC Shares Fund (Fund) were paid into a separate fund known as a Dividend Fund Account (DFA). The DFA fund activity and balances as of December 31, 1997 are included in the SBC Shares Fund. At the end of the year, dividends held in the DFA are paid out to the participant. Prior to the amendment, dividends paid with respect to SBC Shares in the

                             SBC SAVINGS AND SECURITY PLAN
                             NOTES TO FINANCIAL STATEMENTS
                     (Dollars in Thousands, Except per Unit Amounts)


     Fund were reinvested in the Fund, which increased the value of the participants' units. Under the amendment, the dividends will be paid to the participant, but the participant may elect reinvestment and have the special Deferred-Tax Allotment offset the payout through the purchase of additional units. Interest earned on dividends held in the DFA will be paid into the SBC Shares Fund. During 1997, Plan participants elected to receive $7.6 million in dividend distributions.

     Although it has not expressed any intent to do so, SBC has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). In the event that the Plan is terminated, subject to the conditions set forth by ERISA, the account balances of all participants shall be 100% vested.

2.   Accounting  Policies - The values of investments are determined as follows:
     SBC common shares on the basis of the last published sales prices as reported on the composite tape of the New York Stock Exchange and other exchanges; contracts with insurance companies and other financial institutions at principal plus reinvested interest which approximates fair value; Barclays Global Investors: Equity Index Funds, Government/Corporate Bond Index Funds, U.S. Tactical Asset Allocation Fund F, U.S. Equity Market Fund F and EAFE Equity Index Fund E at net asset values per share obtained from published sources; and temporary cash investments at cost which approximates fair value.

     Purchases and sales of securities are reflected as of the trade date. Dividend income is recognized on the ex-dividend date. Interest earned on investments is recognized on the accrual basis.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

3. Participant Interest in the Plan - The interest of a participant in each of the funds in the Plan, except for the Loan Fund, is represented by units (as described in the Plan text). The number of participants, number of units and the value per unit for each of these funds as of December 31 were:

                                    1997                                  1996
                       ---------- ------------ -- --------   ---------- ------------ -- --------
                       Number of   Number of      Value      Number of   Number of      Value
                      Participants   Units       per Unit   Participants   Units       per Unit
                       ---------- ------------ -- --------   ---------- ------------ -- --------
  ESOP                    33,243  230,000,263  $   1.5237       32,887  217,177,993  $   1.0485

  SBC Shares Fund         28,324   49,413,198  $  14.3459       28,055   52,615,557  $  10.1173

  Bond Fund                1,460    2,602,546  $   1.7966        1,257    1,964,204  $   1.6399

  Diversified Equity
   Portfolio              11,087   31,810,231  $   3.5151        7,936   21,896,132  $   2.6393

  Interest Income Fund    18,575   31,277,546  $   5.4510       20,074   32,870,617  $   5.1274

  Asset Allocation Fun     1,170    3,575,519  $   1.3175          460    1,350,373  $   1.0727

  Global Equity Fund       2,691    7,942,641  $   1.3569          991    3,133,880  $   1.0992

The total number of  participants in the Plan was less than the sum of the number of  participants shown above because many participants were in more than one fund.

                           SBC SAVINGS AND SECURITY PLAN
                           NOTES TO FINANCIAL STATEMENTS
                  (Dollars in Thousands, Except per Unit Amounts)


4. Investments - Investments representing 5% or more of Plan net assets at either December 31, 1997 or 1996 were:

                                                      1997        1996
                                                   ----------  ----------
       Employee Stock Ownership Plan
       SBC common shares:
          allocated                              $   423,737  $  273,646
          unallocated                            $   126,959  $  126,625
       SBC Shares Fund
          SBC common shares                      $   701,288  $  530,221
       Diversified Equity Portfolio
       Barclays  Global  Investors
          Equity  Index Fund                     $   111,746  $   57,670
       Loan Fund
          Loans to Plan Participants             $    89,538  $   74,394

     For the years ended December 31, 1997 and 1996, the average interest rates earned on the Interest Income Fund's investments in contracts with insurance companies and other financial institutions were 6.33% and 6.00% respectively. At December 31, 1997, the fixed crediting interest rates on these contracts ranged from 4.85% to 7.91%. At December 31, 1996, the fixed crediting interest rates on these contracts ranged from 4.66% to 7.91%.

     For the year ended December 31, 1996, the Interest Income fund included an investment in a synthetic guaranteed investment contract with Cassie Des Depots et Consignations (CDC) whereby the Plan owned a bond held in trust and entered into a contract with CDC which guaranteed the return on the bond. The CDC contract matured on June 30, 1997. At December 31, 1996, the fair value of the bond and associated cash was $12,521 and the fair value of the guarantee was $1,174. The investment contract was recorded at contract value of $13,695, which approximates fair value at December 31, 1996.

5. Long-Term Debt - Long-term debt consists of the ESOP Notes issued in connection with the ESOP and the refinancing notes (as discussed in Note
     1). At December 31, 1997, the aggregate principal amounts of long-term debt scheduled for repayment for the years 1998 through 2000 were $23,469, $24,546 and $15,856, respectively. The carrying amount and the estimated fair value of the ESOP and refinancing notes as of December 31 were:

                                                     1997           1996
                                                   ---------      ---------

       Carrying Amount                          $    63,871    $    86,151
                                                   =========      =========

       Fair Value                               $    66,494    $    91,102
                                                   =========      =========

     The fair values of the 8.41% ESOP Notes were estimated based on quoted prices and the fair value of the 9.40% ESOP notes were estimated based on discounted future cash flows using current interest rates.

                           SBC SAVINGS AND SECURITY PLAN
                           NOTES TO FINANCIAL STATEMENTS
                     (Dollars in Thousands, Except per Unit Amounts)


6. Tax Status - The Internal Revenue Service issued a determination letter on March 10, 1997, stating that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan has been amended since the determination letter was received. The Plan Administrator believes that the Plan is currently designed and is operating in compliance with the applicable requirements of the IRC.

7. Reconciliation of Financial Statements to Form 5500 - The following is a reconciliation of net assets available for plan benefits per the financial statements to the Form 5500 as of December 31:

                                                    1997        1996
                                                -----------  -----------
       Net assets available for plan benefit
       per the financial statements            $  1,601,192  $ 1,162,792

       Less: Distribution payable to participants       258        1,039
                                                -----------  -----------

       Net assets available for plan benefits
       per the Form 5500
                                               $  1,600,934  $ 1,161,753
                                                ===========  ===========



     The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500 for the year ended December 31, 1997:

                                                        1997
                                                      --------
       Distributions to participants per the
       financial statements                         $   78,385

       Add: Distributions payable to participants
       at December 31, 1997                                258

       Less: Distributions payable to
       participants at December 31, 1996                 1,039
                                                      --------
       Distributions to participants per the
       Form 5500                                    $   77,604
                                                      ========

     Distributions payable to participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to December 31, but not yet paid as of that date.

                                      SBC SAVINGS AND SECURITY PLAN
                                      EIN 43-1301883, PLAN NO. 004

                         Item 27a-SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                            December 31, 1997
                                         (Dollars in Thousands)


                                            Description of                    Current
  Identity of Issue                           Investment             Cost      Value
  ------------------------------------  ------------------------  ---------  ---------
  Employee Stock Ownership Plan

   *SBC common shares:
      allocated                           # 5,849,926 shares    $   166,344 $  428,507
      unallocated                         # 1,668,102 shares         46,223    122,189
   *Bankers Trust Company                   temporary cash            7,049      7,049
                                              investment
                                                                   ---------  ---------
      Total Employee Stock Ownership Plan                           219,616    557,745
                                                                   ---------  ---------

  SBC Shares Fund

   * SBC common shares:                   # 9,573,897 shares        251,802    701,288
   * Bankers Trust Company                  temporary cash           13,645     13,645
                                              investment
                                                                   ---------  ---------
      Total SBC Shares Fund                                         265,447    714,933
                                                                   ---------  ---------

  Bond Fund

   * Barclays Global Investors               437,204 units            4,453      4,672
      Government/Corporate Bond
      Index Fund F
   * Bankers Trust Company                  temporary cash                3          3
                                              investment
                                                                   ---------  ---------
      Total Bond Fund                                                 4,456      4,675
                                                                   ---------  ---------

  Diversified Equity Portfolio

   * Barclays Global Investors              9,102,176 units         102,395    111,746
      Equity Index Fund F
   * Bankers Trust Company                  temporary cash               62         62
                                              investment
                                                                   ---------  ---------
      Total Diversified Equity Portfolio                             102,457    111,808
                                                                   ---------  ---------

  Interest Income Fund (a)

     Metropolitan Life Insurance            6.32%, 12/31/00          21,422     21,422
      Company
     John Hancock                            4.85%-6.86%,            39,311     39,311
                                            1/02/98-6/29/01
     Principal Mutual                       6.35%, 6/29/99           20,553     20,553
     New York Life                          5.91%, 12/31/99          12,882     12,882
     Jackson National Life                  6.77%, 12/31/99          13,511     13,511
     The Provident National Life            6.78%, 6/30/98            5,186      5,186
      Insurance Company of America
     The Prudential Insurance Company        6.85%-7.91%,            23,546     23,546
      of America                           6/30/98-12/31/98
     Continental Assurance Company           6.01%-6.40%,            24,839     24,839
                                           7/01/99-12/31/00
                                                                   ---------  ---------
                                                                    161,250    161,250
   * Bankers Trust Company                  temporary cash           10,801     10,801
                                              investment
                                                                   ---------  ---------
      Total Interest Income Fund                                    172,051    172,051
                                                                   ---------  ---------

                                      SBC SAVINGS AND SECURITY PLAN
                                      EIN 43-1301883, PLAN NO. 004

                         Item 27a-SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                            December 31, 1997
                                         (Dollars in Thousands)


                                             Description of                   Current
  Identity of Issue                            Investment            Cost      Value
  -------------------------------------  -----------------------  ---------  ---------
  Asset Allocation Fund

   * Barclays Global Investors U.S.          392,770 units            4,310      4,710
      Tactical Asset Allocation
      Fund F
   * Bankers Trust Company                   temporary cash               2          2
                                               investment
                                                                   ---------  ---------
       Total Asset Allocation Fund                                    4,312      4,712
                                                                   ---------  ---------

  Global Equity Fund

   * Barclays Global Investors U.S.          392,334 units            7,776      8,446
      Equity Market Fund F
   * Barclays Global Investors EAFE          152,106 units            2,354      2,327
      Equity Index Fund E
   * Bankers Trust Company                   temporary cash               6          6
                                               investment
                                                                   ---------  ---------
       Total Global Equity Fund                                      10,136     10,779
                                                                   ---------  ---------

  Loan Fund

     Loans to Plan Participants               9.25%-9.50%                 -     89,538
   * Bankers Trust Company                   temporary cash              14         14
                                               investment
                                                                   ---------  ---------
       Total Loan Fund                                                   14     89,552
                                                                   ---------  ---------


      TOTAL                                                     $   778,489 $ 1,666,255
                                                                   =========  =========




    * Party-in-Interest

    # Amounts do not reflect two-for-one stock split declared in the first quarter of 1998.



   (a) Investments in this fund consist of guaranteed investment contracts with insurance companies and similar contracts with other financial institutions which provide for the payment of principal plus accrued interest and are collateralized by obligations of other organizations. The average interest rate earned on these investment contracts during 1997 was 6.33%.

                                                SBC SAVINGS AND SECURITY PLAN
                                                EIN 43-1301883, PLAN NO. 004

                                    Item 27b-SCHEDULE OF LOANS OR FIXED INCOME OBLIGATIONS
                                             For the year ended December 31, 1997



               Name &            Original      1997       1997        Unpaid           Detail
              Address             Amount     Principal  Interest    Balance at       Description       Principal   Interest
             (Identity)          of Loan       Paid       Paid       Year End          of Loan          Overdue    Overdue
       -----------------------  -----------  ---------  ---------  -----------  ---------------------  ---------  ---------


       W. Pope                $  10,500.00 $        - $        - $   8,534.88   6/30/95 Original     $ 8,534.88 $        -
       Arlington, TX                                                            Loan Date
                                                                                07/31/00 Maturity Date
                                                                                10.00% Interest Rate
                                                                                Secured by Non-LESOP
                                                                                Account






NOTE:  None of the participant loans in default or classified as uncollectible were with a party-in-interest.  No loans were renegotiated during the year.  All loans are secured by the participant's account.  The company will collect overdue amounts upon a distributable event.

                                                SBC SAVINGS AND SECURITY PLAN
                                                EIN 43-1301883, PLAN NO. 004

                                         Item 27d-SCHEDULE OF REPORTABLE TRANSACTIONS
                                             For the year ended December 31, 1997


                                                                                                     Current
                                                                                                     Value of
                                                                                                    Asset on
                                         Description of       Purchase     Selling      Cost of    Transaction   Net Gain
       Identity of Party Involved            Assets             Price       Price        Asset        Date       or (Loss)
       ------------------------------  --------------------   ----------  ----------   ----------  ----------  -----------
       Category (iii) transactions
       ------------------------------

       Bankers Trust                   Bankers Trust       $    340,286 $         - $    340,286 $   340,286 $          -
                                         Directed
                                         Account Cash Fund

       Bankers Trust                   Bankers Trust       $          - $   319,041 $    319,041 $   319,041 $          -
                                         Directed
                                         Account Cash Fund

       Bankers Trust                   Barclays Global     $    130,643 $         - $    130,643 $   130,643 $          -
                                         Investors
                                         Equity Index Fund

       Bankers Trust                   Barclays Global     $          - $    99,052 $     79,764 $    99,052 $     19,288
                                         Investors
                                         Equity Index Fund

       Bankers Trust                   SBC Communications  $     17,900 $         - $     17,900 $    17,900 $          -
                                         Inc. Common Stock

       Bankers Trust                   SBC Communications  $          - $    65,440 $     28,966 $    65,440 $     36,474
                                         Inc. Common Stock








      There were no category (i), (ii) or (iv) transactions.



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Benefit Plan Committee has duly caused this annual report to be signed by the undersigned thereunto duly authorized.



                                             SBC SAVINGS AND SECURITY PLAN

                                             By Benefit Plan Committee





                                          By   /s/ Cassandra C. Carr
                                             ------------------------
                                              Cassandra C. Carr,
                                              Chairman




Date: June 23, 1998

                                  EXHIBIT INDEX

     Exhibit identified below, is filed herein as exhibit hereto.

   Exhibit
    Number

     23-a   Consent of Independent Auditors Ernst & Young LLP.

                                                                         EX-23.a
                                                              Form 11-K for 1997
                                                                 File No. l-8610




                         CONSENT OF INDEPENDENT AUDITORS


      We consent to the incorporation by reference in the Registration Statements (Form S-8, No. 33-54309 and 333-24295) pertaining to the SBC Savings and Security Plan of our report dated June 19, 1998, with respect to the financial statements and supplemental schedules of the SBC Savings and Security Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1997.




                                                ERNST & YOUNG LLP

      San Antonio, Texas
      June 19, 1998